UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

Trevi Therapeutics, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 14th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On June 18, 2021, Trevi Therapeutics, Inc. (the “Company”) and Lincoln Park Capital Fund, LLC (“Lincoln Park”), entered into a purchase agreement (the “Purchase Agreement”), which provides that subject to the terms and conditions set forth therein, the Company may sell to Lincoln Park up to $15.0 million of shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), from time to time during the term of the Purchase Agreement.

Additionally, on June 18, 2021, the Company and Lincoln Park entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of shares of Common Stock that are issued to Lincoln Park under the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $15.0 million of shares of Common Stock. Such sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over a 24-month period commencing on the date that a registration statement covering the resale of shares of Common Stock that are issued under the Purchase Agreement, which the Company agreed to file with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied. Lincoln Park has no right to require the Company to sell any Common Stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to conditions set forth in the Purchase Agreement.

In addition, under the Purchase Agreement, the Company agreed to issue to Lincoln Park as a commitment fee 170,088 shares of Common Stock (the “Commitment Shares”) as consideration for Lincoln Park entering into the Purchase Agreement.

Under the Purchase Agreement, the Company may from time to time, at its discretion, direct Lincoln Park to purchase on any single business day (a “Regular Purchase”) up to (i) 100,000 shares of Common Stock if the closing sale price of the Common Stock is not below $7.50 per share on Nasdaq, (ii) 75,000 shares of Common Stock if the closing sale price of the Common Stock is not below $5.00 per share on Nasdaq or (iii) 50,000 shares of Common Stock if the closing sale price of the Common Stock is below $5.00 per share on Nasdaq. In any case, Lincoln Park’s commitment in any single Regular Purchase may not exceed $2,000,000. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be based on prevailing market prices of the Common Stock immediately preceding the time of sale as computed under the Purchase Agreement. Under the Purchase Agreement, the Company may not effect any sales of shares of Common Stock on any purchase date that the closing sale price of the Common Stock on Nasdaq is less than the floor price of $0.50 per share.

In addition to Regular Purchases, the Company may also direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases on the terms and subject to the conditions set forth in the Purchase Agreement.

Under applicable rules of Nasdaq, in no event may the Company issue or sell to Lincoln Park under the Purchase Agreement shares of Common Stock in excess of 4,175,167 shares (including the Commitment Shares), which represents 19.99% of the 20,886,283 shares of Common Stock that were outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the Purchase Agreement equals or exceeds $2.18 per share (which represents the closing sale price of the Common Stock immediately preceding the execution of the Purchase Agreement), such that the issuances and sales of Common Stock to Lincoln Park under the Purchase Agreement would be exempt from the Exchange Cap limitation under applicable Nasdaq rules.

The Purchase Agreement also prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of Common Stock.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification and termination provisions. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on the Company’s ability to enter into an additional “equity line” or a substantially similar transaction whereby a specific investor is irrevocably bound pursuant to an agreement with the Company to purchase securities over a period of time from the Company at a price based on the market price of the Common Stock at the time of such purchase), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time, at the Company’s sole discretion, without any cost or penalty. During any “event of default” under the Purchase Agreement, the Company may not initiate any purchase of shares by Lincoln Park until such event of default is cured, however, Lincoln Park does not have the right to terminate the Purchase Agreement solely due to such event of default.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency of sales and the number of shares sold to Lincoln Park and prices at which the Company sells shares to Lincoln Park. The Company expects that any net proceeds received by the Company from such sales to Lincoln Park will be used for working capital and general corporate purposes.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, each of which is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and each of which is incorporated herein by reference.

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in our annual, quarterly and current reports we may file with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Based in part upon the representations of Lincoln Park in the Purchase Agreement, the offering and sale of the Commitment Shares to Lincoln Park was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Lincoln Park represented that it is an accredited investor, as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, and that it is acquiring the shares for investment purposes only and not with a view to any resale, distribution or other disposition of shares in violation of the United States federal securities laws.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about the possible sales of Common Stock pursuant to the Purchase Agreement, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: whether the Company will be able to satisfy the conditions in the Purchase Agreement and be able to sell shares to Lincoln Park; uncertainties regarding the success, cost and timing of the Company’s product candidate development activities and ongoing and planned clinical trials; uncertainties regarding the scope, timing and severity of the COVID-19 pandemic, the impact of the COVID-19 pandemic on the Company’s clinical operations and actions taken in response to the pandemic; uncertainties regarding the Company’s ability to execute on its strategy; the risk that positive results from a clinical trial may not necessarily be predictive of the results of future or ongoing clinical trials; potential regulatory developments in the United States and foreign countries; uncertainties inherent in estimating the Company’s cash runway, future expenses and other financial results; uncertainties regarding the Company’s ability to continue as a going concern; as well as other risks and uncertainties set forth in the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the Securities and Exchange Commission and in subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Purchase Agreement, dated as of June 18, 2021, by and between the Company and Lincoln Park Capital Fund, LLC.

99.2	Registration Rights Agreement, dated as of June 18, 2021, by and between the Company and Lincoln Park Capital Fund, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trevi Therapeutics, Inc.

Date: June 21, 2021	By:	/s/ Jennifer Good
Jennifer Good President and Chief Executive Officer